AMENDMENT TO SECURITIES PURCHASE AGREEMENT


         This Amendment to the Securities Purchase Agreement, dated June 3, 1998 (the "Securities Purchase Agreement"), is made and entered into as of August 25, 1998 by and between THE AUGUSTINE FUND ("Buyer") and NEW FRONTIER MEDIA, INC. (the "Company"). Capital ized terms used herein shall have same meanings assigned to such terms in the Securities Purchase Agreement, unless otherwise defined herein.


                              W I T N E S S E T H:


         WHEREAS, Buyer and the Company desire to amend the Securities Purchase Agreement to increase the amount of the call option set forth in Section 4(g) thereof from $1,350,000 to $10,000,000.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 4(g) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

         " G. CALL OPTION. At the option of the Company, for a period of 24 months following the date of this Agreement, the Buyer agrees to purchase up to an additional $10,000,000 principal amount of Debentures (the "Additional Debentures") upon three (3) business days' written notice (which may be given after the close of the market but prior to 5:30 P.M. New York time) to the Buyer, subject to the following conditions:

         (i) The Registration Statement required to be filed under the Registration Rights Agreement shall have been declared effective, and no stop order shall have been issued with respect thereto;

         (ii)     The dollar amount of each Call shall be $500,000;

         (iii)    There must be at least 30 days between each Call;

         (iv) No Call may be delivered to the extent that it will result in the issuance of common shares in excess of the Common Share Limit, or to the extent that the common shares subject to the Call are not then reserved and authorized to be issued by the Company;

         (v) The Company's share price on the date of the Call must be at least $2.50 per share. In addition, if the share price is below $3.00, the average volume of the Company's Common Stock for the sixty days preceding the date of the Call must be at least 25,000 shares per day; and

         (vi) If the conditions in subsection (v) above are not satisfied for any period of six (6)

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                  consecutive months following the effective date of the
                  above-referenced Registration Statement, the Call shall be deemed to have expired pursuant to its own terms.

         Each such additional Closing will occur on or before the third business day following the Call notice from the Company."

         2. The Securities Purchase Agreement is further amended by the addition of the following new Section 4(k):

         "k. Right of Approval of Other Private Financings. In consideration of the Buyer's agreement to increase the size of the Call option set forth in
Section 4(g) above to $10,000,000, the Company agrees not to seek or otherwise secure any other private financings during the term of the Call option, whether in the form of debt or equity, other than the $400,000 Call option provided by Pro Futures Special Equities Fund, L.P. under its Securities Purchase Agreement with the Company, dated June 3, 1998, without first obtaining Buyer's consent to such proposed financing."

         3. The Securities Purchase Agreement, as amended by this Amendment, and the Exhibits and Schedules thereto, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

         4. This Amendment shall be governed by and construed and enforced in accordance with the local laws of the State of Illinois applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.

         5. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


EXECUTED THE DATE FIRST ABOVE WRITTEN.


THE AUGUSTINE FUND                                   NEW FRONTIER MEDIA, INC.

By: /s/ Thomas Duzynski                              By: /s/ Michael Weiner
    ----------------------                               ---------------------
         Thomas Duzynski                                      Michael Weiner